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                                                                   EXHIBIT 99.2

                                                                      Exhibit 2

     MERGER AGREEMENT


     THIS MERGER AGREEMENT ("Agreement") is made and entered into as of the 1st day of March 2001, by and among First Financial Corporation ("First Financial"), its wholly-owned subsidiary, First Financial Merger Corporation ("Merger Corp."), and Forrest Sherer, Inc. ("FSI").

                              W I T N E S S E T H:

     WHEREAS, First Financial is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, with its principal office located in Terre Haute, Indiana; and

     WHEREAS, First Financial has filed a declaration with the Board of Governors of the Federal Reserve System certifying that it meets the requirements for financial holding company status, thereby obtaining the legal authority to conduct an insurance agency business and to acquire insurance agencies as directly held subsidiaries; and

     WHEREAS, FSI is a licensed insurance agency located in Terre Haute, Indiana which has agreed to be acquired by First Financial; and

     WHEREAS, First Financial seeks to effect such acquisition through a merger of its subsidiary, Merger Corp., with and into FSI, and, in consideration thereof, the individual shareholders of FSI will receive shares of First Financial common stock and the FSI Employee Stock Ownership Plan ("FSI ESOP") will receive cash; and

     WHEREAS, the parties intend that the reverse triangular merger provided for herein constitute a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and to that end designate this Agreement a plan of reorganization; and

     WHEREAS, the Board of Directors of First Financial and the Board of Directors of FSI has each determined that it is in the best interest of its respective corporation to consummate the merger provided for herein and has approved this Agreement and authorized its execution.

     NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, First Financial, FSI and Merger Corp. hereby make this Agreement as follows:

                                    SECTION 1
                                    ---------

                                   THE MERGER
                                   ----------

     1.01. General Description. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 9 hereof), Merger Corp. shall be merged with and into FSI (the "Merger"). In connection with the Merger, the Articles of Incorporation of FSI shall be amended and restated in the form attached as Exhibit A. FSI shall be the continuing corporation in the Merger and shall continue its corporate existence under the laws of the State of Indiana pursuant to the provisions of the Indiana Business Corporation Law, as amended, as a wholly-owned subsidiary of First Financial.



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     1.02. Directors, Officers and Management. (a) The officers of FSI serving at the Effective Time shall continue to serve as the officers of FSI until such time as their successors shall have been duly elected and have qualified or until their earlier resignation, death or removal from office; and (b) the directors of FSI shall continue to be the directors serving at the Effective Time until such time as their successors have been duly elected and have qualified or until their earlier resignation, death or removal from office, provided First Financial shall appoint one individual to serve on such board immediately following the Effective Time.

                                    SECTION 2

                      MANNER AND BASIS OF EXCHANGE OF STOCK
                      -------------------------------------

     2.01. Exchange for FSI Shares. Upon and by virtue of the Merger becoming effective at the Effective Time, all of the issued and outstanding shares of common stock of FSI shall be converted into the right to receive an aggregate value of $8,500,000 (the "Purchase Price"). Unless otherwise provided below, the Purchase Price shall be payable in shares of First Financial common stock.

     (a) For purposes of calculating the number of shares of First Financial common stock to be exchanged for FSI common stock held by all shareholders except the FSI ESOP, the Purchase Price, less amounts otherwise allocated to the FSI ESOP under subparagraph (b) below, shall be divided by the average of the closing price for one share of First Financial common stock for the 20 trading days immediately preceding the second trading day prior to Closing.

     (b) Cash consideration will be paid to the FSI ESOP trustee based on the FSI ESOP's pro-rata share of the Purchase Price and in accordance with law and the FSI ESOP plan documents.

     (c) The gross amount of cash issued in the Merger, including cash payable to the FSI ESOP, to any dissenting shareholder and for fractional shares, shall in no event exceed 20% of the Purchase Price; provided, if the structure of the Merger results in the inability of First Financial to deliver the tax opinion contemplated by Section 7.02(g) hereof (the "Tax Opinion"), First Financial shall either:

           (i) increase the number of shares of First Financial common stock to be issued to the shareholders of FSI to a number sufficient to permit the delivery of the Tax Opinion; or

           (ii) notify FSI at least one day prior to Closing of its inability to cause the delivery of the Tax Opinion. In the event of receipt of FSI of the notification contemplated by this clause
                 (ii), FSI in its sole discretion, shall elect to waive the receipt of the Tax Opinion as a condition precedent to Closing or terminate this Agreement.

     2.02. No Fractional Shares. Certificates for fractional shares of First Financial common stock shall not be issued for fractional interests resulting from the application of the exchange provided for in Section 2.01 above to individual shares. Each shareholder who would otherwise be entitled to a fraction of a share of First Financial common stock shall be paid cash in an amount equal to such fraction multiplied by the average closing price of First Financial stock, as such price is determined under Section 2.01 (a) above.





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     2.03. Rights of FSI Shareholders. Following the Merger, each shareholder of an outstanding certificate representing shares of FSI common stock shall cease to have any rights as a shareholder, except such rights, if any, as such holder may have with respect to dissenting shares as provided in 2.05 below. Stock certificates representing FSI common stock shall be deemed for all corporate purposes to represent only the right to receive the Purchase Price.

     2.04. Payment. At the Closing, First Financial shall deliver to the shareholders of FSI the Purchase Price. The Purchase Price shall be allocated among the shareholders of FSI as set forth in Exhibit B. The cash portion of the Purchase Price shall be paid by wire transfer or by delivery of bank or certified checks.

     2.05. Dissenting Shareholders. Shareholders of FSI and FSI ESOP participants who properly exercise and perfect statutory dissenting rights shall have the rights accorded to dissenting shareholders under Chapter 23-1-44 of the Indiana Code, as amended.

                                    SECTION 3

                      REPRESENTATIONS AND WARRANTIES OF FSI
                      -------------------------------------

     FSI hereby represents and warrants to First Financial as follows:

     3.01. Organization and Authority. FSI is a corporation duly organized and validly existing under the laws of the State of Indiana. FSI has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Except as otherwise set forth in the Disclosure Schedule (for purposes of this Agreement, "Disclosure Schedule" shall mean the schedules referencing the applicable provisions of this Section 3 which are delivered on or prior to the date hereof), FSI has no subsidiaries and owns no voting stock or equity securities of any corporation, partnership, association or other entity.

     3.02. Authorization. (a) FSI has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section 7.02(e) hereof. As of the date hereof, FSI is not aware of any reason why the approvals set forth in Section 7.02(e) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.02(e). This Agreement, and its execution and delivery by FSI, have been duly authorized and approved by the Board of Directors of FSI and, assuming due execution and delivery by First Financial, constitutes a valid and binding obligation of FSI, subject to the fulfillment of the conditions precedent set forth in Section 7.02 hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

     (b) Except as set forth in the Disclosure Schedule, neither the execution of this Agreement nor consummation of the Merger contemplated hereby:
(i) conflicts with or violates FSI's Articles of Incorporation or By-Laws; (ii) conflicts with or violates any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Merger are obtained) or any court or administrative judgment, order, injunction, writ or decree; (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment or other instrument to which FSI is a party or by which FSI or is subject or bound;
(iv) results in the creation of or gives any person, corporation or entity the right to create any lien, charge, claim, encumbrance or security


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interest, or results in the creation of any other rights or claims of any other party (other than First Financial) or any other adverse interest, upon any right, property or asset of FSI; (v) terminates or gives any person, corporation or entity the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, agreement, contract, lease, license, arrangement, deed of trust, commitment or other instrument to which FSI is bound or with respect to which FSI is to perform any duties or obligations or receive any rights or benefits; or (vi) conflicts with, results in a breach of or requires any consent, offer or other action under any will, trust, buy-sell agreement, shareholder agreement, employment agreement or other agreement.

     (c) No notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for consummation of the Merger by FSI.

     3.03. Capitalization. (a) The authorized capital stock of FSI as of the date hereof consists, and, except to the extent approved by First Financial in writing, at the Effective Time will consist, of 10,000 shares of common stock, no par value, 3,787 of which shares are issued or outstanding. The shares have been duly and validly authorized by all necessary corporate action of FSI, are validly issued, fully paid and nonassessable and have not been issued in violation of any pre-emptive rights of any present or former FSI shareholder. FSI has no capital stock authorized, issued or outstanding other than as described in this Section 3.03(a) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of capital stock.

     (b) Except as set forth in the Disclosure Schedule, there are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of FSI's capital stock, or any securities convertible into or representing the right to purchase or otherwise acquire any capital stock or debt securities of FSI, by which FSI is or may become bound. Except as set forth in the Disclosure Schedule, FSI does not have any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of the issued and outstanding shares of FSI's capital stock.

     (c) The disclosure schedule includes a true and accurate listing of each person or entity which beneficially owns shares of FSI common stock and the number of shares owned by each person or entity.

     3.04. Organizational Documents. The Articles of Incorporation and By-Laws of FSI, representing true, accurate and complete copies of such corporate documents in effect as of the date of this Agreement, have been delivered to First Financial.

     3.05. Compliance with Law. (a) FSI possesses and holds all licenses, franchises, permits, certificates and other authorizations necessary for the continued conduct of FSI's business without interference or interruption, and all are current as of the date hereof. The Disclosure Schedule lists all insurance licenses held by FSI.

     (b) FSI has not engaged in any activity or taken or omitted to take any action which has resulted in the violation of any local, state, federal or foreign law, statute, regulation, rule, ordinance, order, restriction or requirement, or in violation of any order, injunction, judgment, writ or decree of any court or government agency or body.

     (c) Neither FSI nor any of its property is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of insurance companies (including, without limitation, the Indiana Department of Insurance) or the supervision or regulation of FSI. There are no uncured violations, or violations with respect to which refunds or restitutions may be required,


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cited in any examination report of FSI as a result of an examination by any regulatory agency or body, or set forth in any accountant's or auditor's report to FSI.

     3.06. Accuracy of Statements Made and Materials Provided to First Financial. (a) No representation or warranty in this Section 3 or other statement made, or any information provided, by FSI in this Agreement or the Disclosure Schedule (and any update thereto), and no written report, statement, list, certificate, materials or other information prepared by or on behalf of FSI and furnished or to be furnished by FSI to First Financial or any of its affiliates through and including the Effective Time in connection with this Agreement or the Merger contemplated hereby contains any untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

     (b) Notwithstanding any representation or warranty to the contrary, FSI shall not be required to: (i) Disclose in the Disclosure Schedule consents required under any of its insurance contracts resulting from the execution of this Agreement; or (ii) obtain any such consent except as contemplated by
Section 5.16.

     3.07. Litigation and Pending Proceedings. (a) The Disclosure Schedule lists all claims, actions, suits, proceedings, mediations, arbitrations or investigations pending or to the best knowledge of FSI after due inquiry, threatened in any court or before any government agency or authority, arbitration panel or otherwise (nor does FSI have any knowledge of a basis for any claim, action, suit, proceeding, litigation, arbitration or investigation) against, by or affecting FSI or which would prevent the performance of this Agreement, declare the same unlawful or cause the rescission hereof.

     (b) FSI is not: (i) subject to any outstanding judgment, order, writ, injunction or decree of any court, arbitration panel or governmental agency or authority; (ii) presently charged with or, to the best knowledge of FSI after due inquiry, under governmental investigation with respect to any actual or alleged violations of any law, statute, rule, regulation or ordinance; or (iii) the subject of any pending or, to the best knowledge of FSI after due inquiry, threatened proceeding by any government regulatory agency or authority having jurisdiction over its respective business, assets, capital, properties or operations.

     3.08. Book of Business. (a) A true, accurate and complete customer list of FSI is included in the Disclosure Schedule and will be updated as of the Closing. Except as set forth in the Disclosure Schedule, FSI owns the Book of Business (as defined below) free and clear of all liens, pledges, restrictions, security interests, charges, claims, rights of third parties and encumbrances of any kind (other than arrangements with brokerage insurance business which have been disclosed to First Financial).

     (b) "Book of Business" shall mean the business of FSI, including, but not limited to, all in-house and brokered insurance business and FSI's book of property, casualty, life, accident, disability, health and other insurance business of each and every kind, consisting more specifically, without limitation, of (i) a list of all of FSI's insurance customers, together with their addresses, places of residence or business and all files and paperwork relating to all such customers, and (ii) any and all rights arising under each existing policy of insurance written for all of FSI's customers, together with all rights of renewal and servicing thereof and the right to collect insurance premiums therefrom. The Book of Business also includes any and all tangible and intangible property rights associated with any policy of insurance or customer of FSI's omitted from the list provided to First Financial by mistake, error, inadvertence or otherwise.

     3.09. Financial Statements and Reports. FSI has delivered to First Financial copies of the Balance Sheets and the related Statements of Income of FSI as of and for the years ended December


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31, 1998 and 1999, and as of and for the six month ended June 30, 2000, including the notes thereto (collectively, the "FSI Financial Statements").

     The FSI Financial Statements present fairly the consolidated financial position of FSI as of and at the dates shown and the consolidated results of operations for the periods covered thereby. The FSI Financial Statements as of and for completed fiscal years are compiled financial statements and have been prepared in conformance with generally accepted accounting principles applied on a consistent basis. The FSI Financial Statements do not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, absolute or contingent, or any other facts which inclusion or omission would render any of the FSI Financial Statements false, misleading or inaccurate in any respect.

     3.10. Properties, Contracts, Employees and Other Agreements. (a) True, accurate and complete copies of the following are included in the Disclosure
Schedule:

     (i) a brief description and the location of each lease of real property to which FSI is a party, identifying the parties thereto, the annual rental payable, the expiration date of the lease and a brief description of the property covered;

     (ii) a list of all agreements, contracts, leases, licenses, lines of credit, understandings, commitments or obligations of FSI which individually or in the aggregate:

           (A) involve payment or receipt by FSI of more than $25,000;

           (B) involve payments based on profits of FSI;

           (C) relate to the purchase of goods, products, supplies or services in excess of $25,000;

           (D) were not made in the ordinary course of business;

           (E) may not be terminated without penalty within one (1) year from the date of this Agreement; or

           (F) involve payment of any commissions to FSI, any of its directors, officers, employees, agents; and

     (iii) the name and current annual salary of each director, officer and employee of FSI, and the profit sharing, bonus or other form of compensation (other than salary) paid or payable by FSI to or for the benefit of each such person for the year ended December 31, 1999, and any employment, severance or deferred compensation agreement or arrangement with respect to each such person; and

     (iv) a list of the ten largest (based upon dollar premium volume) agreements and contracts between FSI and any insurance company pursuant to which FSI acts as agent or otherwise sells products of such insurance company.

     (b) Each of the agreements, contracts, commitments, leases, instruments and documents relating to this Section 3.10 is valid and enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditor's rights, and FSI is, and, to the best knowledge of FSI, all other parties thereto are, in compliance with the provisions thereof, and FSI is not in default in the performance,



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observance or fulfillment of any obligation, covenant or provision contained therein. None of the foregoing requires the consent of any party to its assignment in connection with the Merger contemplated by this Agreement. Other than as disclosed pursuant to this Section 3.10, to the best knowledge of FSI, no circumstances exist resulting from transactions effected or to be effected, from events which have occurred or may occur or from any action taken or omitted to be taken which could reasonably be expected to result in the creation of any agreement, contract, obligation, commitment, arrangement, lease or document described in or contemplated by this Section 3.10.

     (c) FSI is not, to the best knowledge of FSI, in default under or in breach of or, alleged to be in default under or in breach of, any insurance policy, loan, credit or other agreement, conditional sales contract or other title retention agreement, security agreement, bond, indenture, mortgage, license, contract, lease, commitment or any other instrument or obligation.

     (d) Except as set forth on the Disclosure Schedule, FSI does not own or possess any rights to any patents, trademarks, service marks or trade names.

     3.11. Absence of Undisclosed Liabilities. Except as provided in the FSI Financial Statements and in the Disclosure Schedule, and except for the transaction contemplated by this Agreement, FSI shall not have, nor will have at the Effective Time, any obligation, agreement, contract, commitment, liability, lease or license which exceeds $10,000 individually, or any obligation, agreement, contract, commitment, liability, lease or license made outside of the ordinary course of business, nor does there exist any circumstances resulting from transactions effected or events occurring on or prior to the date of this Agreement or from any action omitted to be taken during such period which could reasonably be expected to result in any such obligation, agreement, contract, commitment, liability, lease or license.

     3.12. Title to Assets. Except as described in this Section 3.12: (a) FSI has good and marketable title in fee simple absolute to all real property owned by it (including, without limitation, all real property used in its insurance agency operations) which is reflected in the financial statements as of June 30, 2000; good title to all personal property reflected in the FSI Financial Statements as of June 30, 2000, other than personal property disposed of in the ordinary course of business since June 30, 2000; good title to or right to use by valid and enforceable lease or contract all other properties and assets (whether real or personal, tangible or intangible) which FSI purports to own or which FSI uses in its business; good title to, or right to use by terms of a valid and enforceable lease or contract, all other property used in FSI's business; and good title to all property and assets acquired and not disposed of or leased since June 30, 2000. All of such properties and assets are owned by FSI free and clear of all conditional sales contracts, liens, pledges, restrictions, security interests, charges, claims, rights of third parties or encumbrances of any nature except as set forth in the Disclosure Schedule.

     All real property, machinery, equipment, furniture and fixtures owned or leased by FSI is structurally sound, in good operating condition and have been and are being maintained and repaired in the ordinary condition of business.

     (b) FSI has conducted its business in compliance with all federal, state, county and municipal laws, statutes, regulations, rules, ordinances, orders, directives, restrictions and requirements relating to, without limitation, responsible property transfer, underground storage tanks, petroleum products, air pollutants, water pollutants or storm water or process waste water or otherwise relating to the environment, air, water, soil or toxic or hazardous substances or to the manufacturing, recycling, handling, processing, distribution, use, generation, treatment, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, without limitation, the Federal Solid Waste Disposal Act, the


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Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal
Clean Water Act, the Occupational Health and Safety Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and the rules and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency, the Army Corp of Engineers, the Department of Interior, the United States Fish and Wildlife Service and any state department of natural resources or state environmental protection agency now in effect (collectively, "Environmental Laws"). Except as set forth in the Disclosure Schedule, there are no pending or, to the best knowledge of FSI after due inquiry, threatened, claims, actions or proceedings by any local municipality, sewage district or other governmental entity against FSI with respect to the Environmental Laws. No environmental clearances or other governmental approvals are required for the conduct of the business of FSI as presently conducted. To the best knowledge of FSI, FSI is not the owner, and has not been in the chain of title or the operator or lessee, of any property on which any substances have been released, which substances if known to be present on, at or under such property would require clean-up, removal, treatment, abatement, response costs or any other remedial action under any Environmental Law, and there is no reasonable basis or grounds for any such claim, action or proceeding. FSI operates, leases, uses and controls, and has operated, leased, used and controlled, all real property in compliance with the Environmental Laws. FSI has no liability for any clean-up or remediation under any of the Environmental Laws with respect to any real property.

     3.13. Employee Benefit Plans. (a) With respect to the employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored or otherwise maintained by FSI, whether written or oral; in which FSI participates as a participating employer; to which FSI contributes; or with respect to which FSI is a disqualified person, as defined in Section 4975(e)(2) of the Code or a party in interest, as defined in
Section 3(14) of ERISA; and including any such plans which have been terminated, merged into another plan, frozen or discontinued within the preceding six years collectively, "FSI Plans"), except as set forth in the disclosure schedule: (i) all FSI Plans have, on a continuous basis since their adoption, been maintained in material compliance with the requirements prescribed by all applicable statutes, orders and governmental rules or regulations, including, without limitation, ERISA, the "Code", and the Department of Labor ("Department") and Treasury Regulations promulgated thereunder; (ii) except with respect to plan amendments for which the remedial amendment period under Code Section 401(b) has not yet elapsed, all FSI Plans intended to constitute tax-qualified plans under
Section 401(a) of the Code have complied since their adoption or have been amended to comply in all material respects with all applicable requirements of the Code and the Treasury Regulations promulgated thereunder, and favorable determination letters have been timely received from the Internal Revenue Service ("Service") with respect to each such FSI Plan stating that each, in its current form (or at the time of its disposition, if it has been terminated, merged, frozen or discontinued), is qualified under and satisfies all applicable provisions of the Code and Treasury Regulations; (iii) no FSI Plan (or its related trust) holds any stock or other securities of FSI or any related or affiliated person or entity; (iv) FSI has no liability to the Department or the Service with respect to any FSI Plan; (v) FSI has not engaged in any transaction that will subject FSI, or any FSI Plan, to a civil penalty imposed by Section 502 of ERISA; (vi) no non-exempt prohibited transaction (as defined in Section 406 of ERISA and as defined in Section 4975(c) of the Code) has occurred with respect to any FSI Plan; (vii) each FSI Plan subject to ERISA or intended to be qualified under Section 401(a) of the Code has been and, if applicable, is being operated in all material respects in accordance with the applicable provisions of ERISA and the Code and the Department and Treasury Regulations promulgated thereunder; (viii) to the best knowledge of FSI after due inquiry, no participant or beneficiary or non-participating employee has been denied any benefit due or to become due under any FSI Plan or, to the best knowledge of FSI after due inquiry, has been misled as to his or her rights under any FSI Plan;
(ix) all obligations required to be performed by FSI under any provision of an FSI Plan have been performed by them in all material respects and they are not in


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default under or in violation of, in any material respect, any provision of any FSI Plan; (x) there are no actions, suits, proceedings or claims pending (other than routine claims for benefits) or, to the best knowledge of FSI after due inquiry, threatened, against FSI with respect to any FSI Plan or the assets of any FSI Plan; and (xi) with respect to any FSI Plan sponsored, participated in or contributed to by FSI or with respect to which FSI is responsible for complying with the reporting and disclosure requirements of ERISA or the Code, there has been no material violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or will be imposed.

     (b) With regard to any FSI Plan intended to be qualified under Section 401(a) of the Code, no director, officer, or employee has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, the Service will revoke or deny that plan's qualification under Section 401(a) of the Code or the exemption under Section 501(a) of the Code for any trust related to such Plan.

     (c) FSI has provided to First Financial in the Disclosure Schedule true, accurate and complete copies and, in the case of any plan or program which has not been reduced to writing, a summary of the material terms, of all of the following (including all plans and programs which have been terminated): (i) pension, retirement, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option and stock appreciation right plans and all summary plan amendments thereto and all summary plan descriptions thereof (including any modifications thereto); (ii) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, bonus, severance and collective bargaining agreements, arrangements or understandings; (iii) all executive and other incentive compensation plans, programs and agreements; (iv) all group insurance and health contracts, policies or plans; and (v) all other incentive, welfare or employee benefit plans, understandings, arrangements or agreements, maintained or sponsored, participated in, or contributed to by FSI for its current or former directors, officers or employees.

     (d) Except as set forth on the Disclosure Schedule, no current or former director, officer or employee of FSI is entitled to any benefit under any welfare benefit plans (as defined in Section 3(1) of ERISA) after termination of employment with FSI, except that such individuals may be entitled to continue their group health care coverage pursuant to the retiree health coverage provisions, if any, under any group health plan (as defined in Section 607 (1) of ERISA) sponsored or maintained by FSI, or pursuant to Section 4980B of the Code if they pay the cost of such coverage pursuant to the applicable requirements of that plan or the Code with respect thereto, whichever is applicable.

     (e) With respect to any group health plan (as defined in Section 607(1) of ERISA) sponsored or maintained by FSI, in which FSI participates as a participating employer or to which FSI contributes, no director, officer, employee or agent of FSI has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, would cause a tax to be imposed on FSI under Code Section 4980B(a). With respect to all such plans, all applicable provisions of Section 4980B of the Code and Section 601 of ERISA have been complied with in all material respects by FSI.

     (f) Except as set forth on the Disclosure Schedule, there are no collective bargaining, employment, management, consulting, deferred compensation, reimbursement, indemnity, retirement, early retirement, severance or similar plans or agreements, commitments or understandings or any employee benefit or retirement plan or agreement binding upon FSI or under discussion or negotiation by management with any employee or group of employees, any member of management or any other person.

     3.14. Obligations to Employees. All contributions required to be made under the terms of any FSI benefit plan have been timely made or have been reflected on the FSI Financial Statements. Neither any such plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") nor any single-employer plan of any entity which is considered one employer with FSI under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. FSI has not provided, nor is FSI required to provide, security to any Pension Plan or to any single-employer plan of any ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     3.15. Taxes, Returns and Reports. Except as set forth in the Disclosure Schedule, FSI has since January 1, 1996: (a) duly filed all federal, state, local and foreign tax returns of every type and kind required to be filed, and each such return is true, accurate and complete in all respects; (b) paid or otherwise adequately reserved in accordance with generally accepted accounting principles for all taxes, assessments and other governmental charges due or claimed to be due upon FSI or any of its income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). FSI has established in accordance with generally accepted accounting principles, a reserve for taxes in the FSI Financial Statements adequate to cover all of FSI's tax liabilities (including, without limitation, income taxes, payroll taxes and withholding, and franchise fees) for the periods then ending. FSI has not, nor will have, any liability for taxes of any nature for or with respect to the operation of its business, or ownership of its assets, from the date hereof up to and including the Effective Time, except as accrued or reserved for on the books and records of FSI. FSI is not currently under audit by any state or federal taxing authority. No federal, state or local tax returns of FSI have been audited by any taxing authority during the past five (5) years.

     3.16. Insurance. A list and brief description of all policies of insurance (including, without limitation, errors and omissions, directors' and officers' liability insurance, property and casualty insurance, group health or hospitalization insurance and insurance providing benefits for employees) owned or held by FSI on the date hereof or with respect to which FSI pays any premiums is included in the Disclosure Schedule. Each such policy is in full force and effect and all premiums due thereon have been paid when due, and a true, accurate and complete copy thereof has been made available to First Financial prior to the date hereof.

     3.17. Books and Records. The books and records of FSI are complete and have been properly and accurately maintained in all material respects.

     3.18. Broker's, Finder's or Other Fees. Except for the fees of FSI's attorneys and accountants and fees due Nohre & Company, S.C., all of which shall be paid by FSI prior to the Effective Time, no agent, broker or other person acting on behalf of FSI or under any authority of FSI are or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement and the Merger contemplated hereby.

     3.19. Regulatory Filings. FSI has filed and will continue to file in a timely manner all required filings with all appropriate federal and state regulatory agencies and authorities as required by applicable law.

     3.20. Indemnification Agreements. (a) FSI is not a party to any indemnification, indemnity or reimbursement agreement, contract, commitment or understanding to indemnify any present or former director, officer, employee, or agent against liability or hold the same harmless from liability other than as expressly provided in the Articles of Incorporation or By-Laws of FSI.

     (b) No claims have been made against or filed with FSI, nor have, to the best knowledge of FSI, any claims been threatened against FSI, for indemnification against liability or for reimbursement of any costs or expenses incurred in connection with any legal or regulatory proceeding by any present or former director, officer, shareholder, employee or agent of FSI.

_____3.21 Accounts Receivable. All accounts receivable of FSI have arisen from bona fide transactions in the ordinary course of business of FSI. To FSI's knowledge, all of the accounts receivable are collectible in accordance with past practice and not subject to any counterclaims or rights of set-off and, to the extent not collectible, reserves in sufficient amounts exist to cover such contingency.

_____3.22 Interim Events. (a) Except as set forth in the Disclosure Schedule, between the period from December 31, 1999 to the date of this Agreement, no event has occurred and no fact or circumstance shall have come to exist or come to be known which, directly or indirectly, individually or taken together with all other facts, circumstances and events, has had, or is reasonably likely to have, a material adverse effect on the financial position, results of operations or business of FSI.

     (b) Except as set forth in the Disclosure Schedule, between the period from December 31, 1999 to the date of this Agreement, FSI has carried on its business in the ordinary and usual course consistent with its past practices (excluding the incurrence of fees and expenses of professional advisors related to this Agreement and the transactions contemplated hereby) and there has not been:


     (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to FSI's capital stock; or


     (ii) any split, combination or reclassification of any capital stock of FSI or any issuance or the authorization of any issuance of any other securities in respect of, or in lieu of or in substitution for shares of FSI capital stock.

                                    SECTION 4

                REPRESENTATIONS AND WARRANTIES OF FIRST FINANCIAL
                -------------------------------------------------

     First Financial hereby represents and warrants as to itself and, to the extent provided, as to Merger Corp. as follows:

     4.01. Organization and Authority. (a) First Financial is an Indiana corporation duly organized and validly existing under the laws of the State of Indiana, and has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. (b) Merger Corp. is an Indiana corporation duly organized and validly existing under the laws of the State of Indiana and has full power and authority (corporate and otherwise) to conduct its business in the manner and by the means utilized as of the date hereof.

     4.02. Authorization. First Financial and Merger Corp. have the requisite corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section 7.01 (d) and (e) hereof. This Agreement and its execution and delivery by First Financial and Merger Corp. have been duly authorized by their respective Board of Directors. Assuming due execution and delivery by FSI, this Agreement constitutes a valid and binding obligation of First Financial and Merger Corp., subject to the conditions precedent set forth in Section 7.01 hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

     4.03. Shares to Be Issued. Shares of First Financial common stock which the shareholders of FSI shall receive upon consummation of the Merger pursuant to this Agreement (a) shall, at the Effective Time, be duly authorized and shall, when delivered in accordance with this Agreement, be validly issued, fully paid and nonassessable, and (b) shall have been issued pursuant to a private placement exemption under federal and state securities laws and shall bear a legend to that affect.

     4.04. Broker's, Finder's or Other Fees. Except for reasonable fees of First Financial's attorneys, consultants and accountants, no agent, broker or other person acting on behalf of First Financial or under any authority of First Financial is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement and the Merger contemplated hereby.

     4.05. Accuracy of Statements Made and Materials Provided. No representation or warranty made by First Financial in this Section 4 or in any written report, list, certificate, materials or other document furnished by First Financial to FSI in connection with this Agreement or the Merger contains any untrue, inaccurate or misleading statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

     4.06  First Financial SEC Documents and Financial Statements.

     (a) First Financial has timely filed all required reports, schedules, forms, statements and other documents with the Securities Exchange Commission ("SEC") since January 1, 1998 (the "First Financial SEC Documents"). As of their respective dates (or, with respect to any amendment to the First Financial SEC documents, as of the date of the filing of such amendment), the First Financial SEC Documents complied with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such First Financial SEC Documents, and none of the First Financial SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The consolidated financial statements of First Financial included in the First Financial SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of First Financial and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations, changes in shareholders' equity and consolidated cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal recurring adjustments, none of which is material).

     (c) Except as disclosed in the First Financial SEC Documents, neither First Financial nor any of its subsidiaries has any absolute, accrued, contingent or other liabilities or obligations due or to become due, and there are no claims or causes of action that have been or, to the knowledge of First Financial threatened against First Financial or any of its subsidiaries, except
(i) as and to the extent reflected or reserved against on the balance sheet included in First Financial's Annual Report on Form 10-K for the year ended December 31, 1999, or included in the notes to such balance sheet, (ii) for normal and recurring liabilities incurred since December 31, 1999, in the ordinary course of business consistent with past practice, and (iii) for such other liabilities and obligations that are not in the aggregate reasonably likely to have a material adverse effect.

     4.07 Absence of Certain Changes or Events. Except as disclosed in the First Financial SEC Documents, since December 31, 1999, First Financial and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which has had or which would have a material adverse effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of First Financial's outstanding capital stock (other than regular quarterly cash dividends in accordance with First Financial's present dividend policy) or
(iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of, its outstanding capital stock.

     4.08  Compliance with Applicable Laws.

     (a) The business of First Financial and each of its significant subsidiaries is being conducted in compliance, in all material respects, with all applicable laws, ordinances, rules, regulations, decrees and orders of any governmental entity, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance in all material respects with such laws.

     (b) First Financial and each of its significant subsidiaries has all material licenses which are necessary for it to own or lease, as the case may be, and operate its properties and assets and to conduct its business as now conducted. The business of First Financial and each of its significant subsidiaries has been and is being conducted in compliance in all material respects with all such licenses. All restrictions and limitations on those licenses requested or required by any regulator are disclosed in the First Financial SEC Documents. All such licenses are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of First Financial, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such license.

     4.09. Litigation. Except as set forth in the First Financial SEC Documents, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of First Financial, threatened against First Financial or any of its subsidiaries which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or to materially and adversely affect First Financial's ability to consummate the transactions contemplated hereby. Neither First Financial nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, could reasonably be expected to have a material adverse effect.


                                    SECTION 5

                                COVENANTS OF FSI
                                ----------------

     FSI covenants and agrees with First Financial to act as follows:

     5.01. Approvals. (a) FSI shall proceed expeditiously, cooperate fully and use its best efforts to assist First Financial in procuring upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, in completing all filings and applications and in satisfying all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

     (b) Any materials or information provided by FSI for use by First Financial in any filing with any state or federal regulatory agency or authority shall not contain any untrue or misleading statement of material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not false or misleading.

     5.02. Shareholder Approval. FSI shall proceed expeditiously to obtain the approval of its shareholders for the Merger and for the amendment and restatement of its Articles of Incorporation in connection with the Merger.

     5.03. Other Approvals. (a) FSI shall proceed expeditiously, cooperate fully and use its best efforts to assist First Financial in procuring upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, in completing all filings and applications and in satisfying all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

     (b) FSI shall cooperate with First Financial in and shall take all necessary action to effectuate the disposition of the FSI Plans, as provided in
Section 5.15 hereof. FSI shall be responsible for and shall pay all costs and expenses associated with such dispositions.

     5.04. Confidentiality and Non-Piracy. FSI shall assure that each of its key producers listed in Exhibit C and all of its shareholders have duly executed and delivered to FSI employment contracts in the form attached as Exhibit C.

     5.05. Conduct of Business. (a) On and after the date of this Agreement and until the Effective Time or until this Agreement shall be terminated as herein provided, FSI shall not, without the prior written consent of First Financial:

           (i) make any changes to its capital stock accounts (including, without limitation, any stock split, stock dividend, recapitalization or reclassification);

           (ii) authorize a class of stock or issue, or authorize the issuance of, securities other than or in addition to the issued and outstanding common stock as set forth in Section
                  3.03 hereof;

           (iii) distribute or pay any dividends on its shares of capital stock, or make any other distribution other than as contemplated by this Agreement;

           (iv) redeem, transfer, convey or sell any shares of its capital stock;

           (v) merge, combine or consolidate or effect a share exchange with or sell its assets or any of its securities to any other person, corporation or entity or enter into any other similar transaction not in the ordinary course of business;

           (vi) purchase any assets or securities or assume any liabilities of another corporation or other entity, except in the ordinary course of business;

           (vii) make any loan or commitment to lend money, except for advancement of insurance premiums in the ordinary course of business and up to $175,000 to be loaned to EdgeLink, LLC;

           (viii) acquire or dispose of any real or personal property or fixed asset constituting a capital investment in excess of $5,000 individually or $10,000 in the aggregate, except FSI may acquire the real property which houses its main office at a purchase price approved by First Financial;

           (ix) subject any of its properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance, except for tax and other liens which arise by operation of law and with respect to which payment is not past due or is being contested in good faith by appropriate proceedings;

           (x) promote to a new position or increase the rate of compensation or enter into any agreement to promote to a new position or increase the rate of compensation, of any director, officer or employee of FSI (except for promotions and compensation increases in the ordinary course of business and in accordance with past practices and established employment policies of FSI and other than pursuant to an employee retention program, which has been disclosed to First Financial);

           (xi) execute, create, institute, modify, amend or terminate (except with respect to any amendments to FSI Plans required by law, rule or regulation) any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation rights or profit sharing plans; any employment, deferred compensation, consulting, bonus or collective bargaining agreement; any group insurance or health contract or policy; or any other incentive, retirement, welfare or employee welfare benefit plan, agreement or understanding for current or former directors, officers or employees of FSI; or change the level of benefits or payments under any of the foregoing or increase or decrease any severance or termination of pay benefits or any other fringe or employee benefits other than as required by law or regulatory authorities or the terms of any of the foregoing;

           (xii) modify, amend or institute new employment policies or practices, or enter into, renew or extend any employment, indemnity, reimbursement, consulting, compensation or severance agreements with respect to any present or former directors, officers or employees of FSI other than as contemplated by this Agreement;

           (xiii) hire or employ any new or additional employees, except those which are reasonably necessary for the proper operation;

           (xiv) elect or appoint any executive officers or directors who are not presently serving in such capacities;

           (xv) give, dispose of, sell, convey or transfer; assign, hypothecate, pledge or encumber; or grant a security interest in or option to or right to acquire any shares of capital stock or substantially all of the assets of FSI, or enter into any agreement or commitment relative to the foregoing;

           (xvi) fail to accrue, pay, discharge and satisfy all debts, liabilities, obligations and expenses, including, but not limited to, trade payables, incurred in the regular and ordinary course of business as such debts, liabilities, obligations and expenses become due;

           (xvii) except for obligations disclosed within this Agreement or the Disclosure Statement, trade payables and similar liabilities and obligations incurred in the ordinary course of business and the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected in the FSI Financial Statements, (A) borrow any money, (B) incur any indebtedness, or (C) incur any liability or obligation (whether absolute, accrued, contingent or otherwise), in an aggregate amount exceeding $10,000;

           (xviii) open, close, move or, in any material respect, expand, diminish, renovate, alter or change any of its offices; or

           (xix) pay or commit to pay any management or consulting or other similar type of fees other than in the ordinary course of business.

     (b) FSI shall maintain, or cause to be maintained, in full force and effect, insurance on its assets, properties and operations, errors and omissions insurance on its employees in such amounts and with regard to such liabilities and hazards as are currently insured by FSI as of the date of this Agreement. FSI shall continue errors and omissions insurance coverage on its activities prior to the Merger for a period of three (3) years following the Effective Time of the Merger. Such coverage shall be purchased prior to Closing.

     5.06. Preservation of Business. On and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, FSI shall: (a) carry on the business of FSI substantially in the manner as is presently being conducted and in the ordinary course of business;
(b) use its reasonable best efforts to preserve its business organization intact, keep available the services of the present officers and employees and preserve its present relationships with clients, customers and persons having business dealings with it; (c) maintain all of the properties and assets that it owns or utilizes in good operating condition and repair, reasonable wear and tear excepted, and maintain insurance upon such properties and assets in amounts and kinds comparable to that in effect on the date of this Agreement; (d) maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior years and in compliance with all material respects with all statutes, laws, rules and regulations applicable to them and to the conduct of its business; and (e) not knowingly do or fail to do anything which will cause a breach of, or default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which it is a party or by which it is or may be subject or bound.

     5.07. Other Negotiations. On and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, except with the prior written approval of First Financial, FSI shall not permit or authorize any of its shareholders, directors, officers, employees, agents or representatives to, directly or indirectly, initiate, solicit or encourage, provide information to, discuss with or negotiate with any corporation, association, partnership, person or other entity or group concerning any merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of shares of common stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing the right to acquire, capital stock) or similar transaction relating to FSI or to which FSI may become a party.

     5.08. Pending Litigation. Prior to the Effective Time, all pending litigation shall be: (i) definitively resolved and any judgment and all costs associated with such litigation (including without limitation attorney's fees) shall be fully paid by FSI; (ii) an amount sufficient to cover any judgment or settlement and the associated costs therewith shall be placed in escrow; or
(iii) FSI shall provide First Financial or its representative with evidence which is satisfactory to First Financial in its sole discretion that any judgment or settlement and all costs associated with the litigation will be paid in full by FSI's insurance carrier and such carrier shall have the financial capacity to pay such judgment or settlement and costs.

     5.09. Press Releases. Except as required by law, FSI shall not issue any news or press releases or make any other public announcements or disclosures relating to the Merger without the prior consent of First Financial, which consent shall not be unreasonably withheld.

     5.10. Disclosure Schedule Update. FSI shall supplement, amend and update, prior to the Effective Time, and as of the Effective Time, the Disclosure Schedule with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of FSI contained herein incorrect, untrue or misleading.

     5.11. Information, Access Thereto, Confidentiality. First Financial and its respective representatives and agents shall, on reasonable notice and during normal business hours prior to the Effective Time, have full and continuing access to the properties, facilities, operations, books and records of FSI. First Financial and its respective representatives and agents may, prior to the Effective Time, make or cause to be made such reasonable investigation of the operations, books, records and properties of FSI and of its financial and legal condition as deemed necessary or advisable to familiarize themselves with such operations, books, records, properties and other matters; provided, however, that such access or investigation shall not interfere with the normal business operations of FSI. Upon request, FSI shall furnish First Financial or its respective representatives or agents, its attorneys' responses to external auditors requests for information, management letters received from its external auditors and such financial, loan and operating data and other information reasonably requested by First Financial which has been or is developed by FSI, its auditors, accountants or attorneys (provided with respect to attorneys, such disclosure would not result in the waiver by FSI of any claim of attorney-client privilege), and will permit First Financial and its respective representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for FSI, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to First Financial or its respective representatives or agents. No investigation by First Financial shall affect the representations and warranties made by FSI herein. First Financial shall not use any such information obtained pursuant to this Agreement for any purpose unrelated to the Merger. Any confidential information or trade secrets received by First Financial or its representatives or agents in the course of such examination (whether conducted prior to or after the date of this Agreement) shall be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing such confidential information or trade secrets or both shall be destroyed by First Financial or, at FSI's request, returned to FSI in the event this Agreement is terminated as provided in Section 8 hereof. This Section 5.11 shall not require the disclosure of any information to First Financial which would be prohibited by law.

     5.12. Subsequent FSI Financial Statements. As soon as reasonably available after the date of this Agreement, FSI shall deliver to First Financial the monthly unaudited balance sheets and profit and loss statements of FSI prepared for its internal use, and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by law (collectively, "Subsequent FSI Financial Statements"). The Subsequent FSI Financial Statements shall be prepared on a basis consistent with past accounting practices and generally accepted accounting principles applied on a consistent basis to the extent applicable and shall present fairly the financial condition and results of operations as of the dates and for the periods presented, subject to year end audit adjustments and the absence of footnotes for interim statements. The Subsequent FSI Financial Statements, including the notes thereto, will not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, absolute or contingent, or any other facts, which inclusion or omission would render such financial statements inaccurate, incomplete or misleading in any respect.

     5.13. Reports. Promptly upon its becoming available, furnish to First Financial one (1) copy of each financial statement, report or notice sent by FSI generally and of each regular or periodic report, and of any order issued by any Governmental Authority in any proceeding to which FSI is a party. For purposes of this provision, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over FSI or any of its business, operations or properties.

     5.14. Employee Benefits. Neither the terms of Section 6.04 hereof nor the provision of any employee benefits by First Financial or any of its subsidiaries to employees of FSI shall: (a) create any employment contract, agreement or understanding with or employment rights for, or constitute a commitment or obligation of employment to, any of the officers or employees of FSI; or (b) prohibit or restrict First Financial or its subsidiaries, whether before or after the Effective Time, from changing, amending or terminating any employee benefits provided to its employees from time to time.

     5.15. Disposition of FSI Tax-Qualified Plans. FSI shall take all necessary corporate action to effectuate the disposition of the tax-qualified plans sponsored by them (collectively, "FSI Plans") as provided in this Section 5.15 and Section 6.04 hereof.

     (a) Merger of FSI 401(k) Plan. As soon as administratively feasible after the Effective Time, the Forrest Sherer Retirement Savings Plan ("FSI 401(k) Plan") shall be merged with and into the First Financial Corporation Employees' 401(k) Savings Plan ("FFC 401(k) Plan") ("Disposition Date"); provided, however, that such merger shall be subject to receipt of a determination letter from the Internal Revenue Service to the effect that the merger of the FSI 401(k) Plan into the FFC 401(k) Plan will not adversely affect the tax-qualified status of either plan. All account balances maintained under the FSI 401(k) Plan shall become fully vested on the day on which the Effective Time occurs. From the date of this Agreement through the Disposition Date, FSI may continue to make contributions to the FSI 401(k) Plan so long as such contributions are comparable in amount to any past contributions to such plan.

     (b) Participation in Merger Transaction and Termination of FSI ESOP. In connection with the Merger, FSI shall appoint a "Special Trustee", acceptable to First Financial and its counsel, to act as an independent fiduciary on behalf of the FSI ESOP and its participants and beneficiaries and shall also take all actions necessary to assist the fiduciaries of the FSI ESOP, including the "Special Trustee" thereunder, in taking all of the following actions:

           (i) Assure that, at the Effective Time, the FSI ESOP will hold FSI common stock in an aggregate amount equaling no more than twenty percent (20%) of FSI's issued and outstanding common stock, by disposing of a portion of the FSI common stock in a manner acceptable to First Financial and its counsel;

           (ii) Implement a written confidential pass through voting procedure pursuant to which the participants under the FSI ESOP and their beneficiaries shall direct the Special Trustee under the FSI ESOP to vote the shares of FSI common stock allocated to their FSI ESOP accounts with respect to the Merger;

           (iii) Provide the FSI ESOP participants and their beneficiaries with a written notice regarding the existence of and provisions for such confidential pass through voting procedures, as well as the same written materials to be provided to the shareholders of FSI in connection with the Merger;

           (iv) Obtain a written opinion from a qualified, independent financial advisor to the Special Trustee of the FSI ESOP to the effect that the cash consideration be received by the FSI ESOP in the Merger in exchange for the shares of FSI common stock will constitute "adequate consideration" as defined in Section 3(18) of ERISA, and that the terms and conditions of the Merger transaction as they apply to the FSI ESOP, including the disposition of shares of FSI common stock prior to the Merger and the disposition of the FSI ESOP in connection therewith, are fair to the FSI ESOP and its participants from a financial point of view. The identity of the financial advisor and the contents of its written opinion referred to in the preceding sentence must be acceptable in form and content to First Financial and its counsel; and

           (v) Take any and all additional actions necessary to satisfy the requirements of ERISA applicable to the FSI ESOP fiduciaries in connection with the Merger.

     (c) The FSI ESOP shall be and remain frozen, effective as of December 31, 2000, and no contributions shall be made to the FSI ESOP for plan years beginning after December 31, 2000; and as of the Effective Time, the FSI ESOP shall be converted to a profit sharing plan. As soon as administratively feasible after the Effective Time, the FSI ESOP shall be terminated and all benefits thereunder distributed ("Disposition Date"). Prior to the distribution of any ESOP accounts in connection with such termination, FSI shall have obtained a determination letter from the Service to the effect that the termination will not affect the tax qualified status of the FSI ESOP.

     (d) First Financial and its counsel shall be supplied with copies of all documents, filings, resolutions, amendments or other writing prepared by or on behalf of FSI in connection with carrying out any of the provisions of this
Section 5.15.

     5.16. Notices to Insurance Companies. Within ten (10) days of execution of this Agreement, FSI shall tender notice of change in control to those insurance companies with which FSI presently has agency contracts and which require such notice.


                                    SECTION 6

                          COVENANTS OF FIRST FINANCIAL
                          ----------------------------

     First Financial covenants and agrees with FSI as follows:

     6.01. Approvals. First Financial or its representative shall have primary responsibility for the preparation, filing and costs of all regulatory applications required for consummation of the Merger to be filed with any government agency or authority. First Financial or its representatives shall file regulatory applications as soon as practicable after the execution of this Agreement. First Financial shall proceed expeditiously, cooperate fully and use its best efforts to procure, upon terms and conditions reasonably acceptable to First Financial, all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

     6.02. Press Releases. Except as required by law, First Financial shall not issue any news or press releases or make any other public announcements or disclosures relating primarily to FSI with respect to the Merger without the prior consent of FSI, which consent shall not be unreasonably withheld.

     6.03. Adverse Actions. First Financial shall not knowingly take any action that is intended or is reasonably likely to result in (a) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Time, (b) any of the conditions to the Merger set forth in Section 7 not being satisfied, (c) a material violation of any provision of this Agreement or (d) a delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.

     6.04. Employee Benefit Plans. (a) At such time as First Financial shall determine, in its sole discretion, but in no event later than December 31, 2001, First Financial will make available to the employees of FSI who continue as employees of any subsidiary of First Financial after the Effective Time and, further, subject to subsections 6.04(b), (c) and (d) hereof, substantially the same employee benefits on substantially the same terms and conditions that First Financial may offer to similarly situated officers and employees of its banking subsidiaries from time to time. Until such time as the employees of FSI become covered by the First Financial welfare benefit plans, the employees of FSI shall remain covered by their respective welfare benefit plans, subject to the terms of such plans.

     (b) Subject to the provisions of subsection (c) hereof, years of service (as defined in the applicable First Financial plan) of an officer or employee of FSI prior to the Effective Time shall be credited with his or her service with FSI, effective as of the date on which such employees become covered by a particular First Financial plan, to each such officer or employee eligible for coverage under Section 6.04(a) hereof for purposes of: (i) eligibility under First Financial's employee welfare benefit plans; and (ii) eligibility and vesting, but not for purposes of benefit accrual or contributions, under the First Financial Corporation Employees' Pension Plan ("FFC Pension Plan"), under the First Financial Corporation Employee Stock Ownership Plan ("FFC ESOP") or under the FFC 401(k) Plan. Subject to the provisions of Section 5.15 hereof, those officers and employees of FSI who otherwise meet the eligibility requirements of the FFC Pension Plan, or FFC ESOP, based upon their age and years of FSI service, shall become participants thereunder on the day immediately following the Closing. Those officers or employees who do not meet the eligibility requirements of the FFC Pension Plan or FFC ESOP on such date shall become participants thereunder on the first plan entry date under the FFC Pension Plan or FFC ESOP, as the case may be, which coincides with or next follows the date on which such eligibility requirements are satisfied. Subject to the provisions of Section 5.15 hereof, those officers and employees of FSI who otherwise meet the eligibility requirements of the FFC 401(k) Plan, based upon their age and years of FSI service, shall become participants thereunder on the date immediately following the Disposition Date of the FSI 401(k) Plan as described in Subsection 5.15(a). Those officers or employees who do not meet the eligibility requirements of the FFC 401(k) Plan on such date shall become participants thereunder on the first plan entry date under the FFC 401(k) Plan which coincides with or next follows the date on which such eligibility requirements are satisfied.

     (c) No employee of FSI serving as of the Effective Time shall be subject to any pre-existing condition limitation under any of First Financial's welfare benefit plans if such officer, employee or individual was not subject to any pre-existing condition limitation under the corresponding FSI welfare benefit plan on the day immediately preceding the day he becomes a participant in the First Financial welfare benefit plans pursuant to Section 6.04(a) hereof.

     (d) Neither the terms of this Section 6.04 nor the provision of any employee benefits by First Financial or any of its subsidiaries to employees of FSI shall: (i) create any employment contract, agreement or understanding with or employment rights for, or constitute a commitment or obligation of employment to, any of the officers or employees of FSI; or (ii) prohibit or restrict First Financial or its subsidiaries, whether before or after the Effective Time, from changing, amending or terminating any employee benefits provided to its employees from time to time.

     (e) First Financial shall take any and all actions necessary to effectuate the disposition of the FSI Plans provided by this Section 6.04 and by
Section 5.15 hereof.

     6.05. Distributions. Prior to March 15, 2001, First Financial shall cause FSI to distribute up to the amount accrued in accordance with Section 7.01(j)(ii) below, in the amounts and to the persons set forth on Schedule 6.05. Such distributions would relate to the results of operations of FSI for the year 2000 and be consistent with the past practice of the Board of Directors of FSI.

     6.06. Capitalization of Merger Corp. Prior to Closing, First Financial shall capitalize Merger Corp with no less than $500,000, which shall be the basis for a bonus pool for those producers who have entered into the employment contract contemplated by Section 5.04 hereof.

     6.07. ERISA Fiduciary Insurance. First Financial shall assure that the trustees of the FSI ESOP shall continue to have insurance coverage for their activities prior to the Merger for a period of three (3) years following the Effective Time.

                                    SECTION 7

                       CONDITIONS PRECEDENT TO THE MERGER
                       ----------------------------------

     7.01. First Financial. The obligation of First Financial to consummate the Merger is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by First
Financial:

     (a) Representations and Warranties at Effective Time. Each of the representations and warranties of FSI contained in this Agreement shall be true, and correct at and as of the Effective Time as though such representations and warranties had been made or given on and as of the Effective Time.

     (b) Covenants. Each of the covenants and agreements of FSI shall have been fulfilled or complied with from the date of this Agreement through and as of the Effective Time.

     (c) Deliveries at Closing. First Financial shall have received from FSI at the Closing (as hereinafter defined) the items and documents, in form and content reasonably satisfactory to First Financial, set forth below and/or listed in Section 10.02(b) hereof.

     (d) Shareholder Approval. The shareholders of FSI shall have approved the Merger.

     (e) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the board of directors of First Financial reasonably determines in good faith would (i) following the Effective Time, have a material adverse effect on the financial position, results of operations, prospects or business of First Financial or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that First Financial would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

     (f) Officers' Certificate. FSI shall have delivered to First Financial a certificate signed by its Chairman or President and its Secretary, dated as of the Effective Time, certifying: (i) to the effect set out in Section 7.01(a);
(ii) that all the covenants of FSI have been complied with from the date of this Agreement through and as of the Effective Time; and (iii) that FSI has satisfied and fully complied with all conditions necessary to make this Agreement effective as to FSI.

     (g) FSI's Proof of Notice. Prior to the Closing, FSI shall have delivered to First Financial documentation evidencing that notice has been tendered as to the change in control of FSI to insurance companies with which FSI presently has agency contracts and which require such notice, as well as copies of all responses received from such companies.

     (h) No Proceedings. No claim, action, suit, proceeding or investigation shall be pending or threatened which, if adversely determined, would prevent or invalidate the consummation of the Merger.

     (i) Real Estate. FSI shall have signed an agreement to purchase the real estate located at 24 North 6th Street in Terre Haute, Indiana for a purchase price approved by First Financial or, if such purchase is not practical, shall have provided First Financial with a satisfactory business plan for reducing leasehold expense or otherwise improving profitability as contemplated by the evaluation of Marsh-Berry.

     (j) Evidence of Tangible Net Worth. FSI shall have delivered to First Financial evidence that it has "tangible net worth" of at least $224,100. Tangible net worth for these purposes shall be defined as the tangible net worth of FSI as of the second business day preceding the day of Closing which shall be determined by Marsh-Berry by taking the total assets less the total liabilities of FSI. For the purposes of this provision:

           (i) total assets of FSI exclude intangible assets (those line items on FSI's balance sheet identified as noncompete agreements (less amortization) and the renewal list related to the Bowsher Agency) and include off-balance sheet assets in the form of insurance company payables ascertainable in amount and to be paid within thirty (30) days of Closing;

           (ii) total liabilities of FSI shall include: accruals for the payment contemplated by Section 6.05, all expenses attendant to the Merger, and, if applicable, the purchase price of the real estate contemplated by Section 7.01(i).

     (k) Fairness Opinion. A written fairness opinion to the Special Trustee of the FSI ESOP shall have been issued stating that the terms and conditions of the Merger transaction as they apply to the FSI ESOP are fair to the FSI ESOP and its participants from a financial point of view and stating substantially the opinion described in Section 5.15(b)(iv) hereof. Such written fairness opinions shall (i) be in form and substance reasonably satisfactory to First Financial and its counsel, (ii) be dated as of a date not later than the mailing date of the proxy statement-prospectus relating to the Merger to be mailed to FSI's shareholders, and (iii) confirmed as of the Effective Time.

     (l) ESOP Ownership. The FSI ESOP shall hold no more than 20% of the outstanding common stock of FSI.

     7.02. FSI. The obligation of FSI to consummate the Merger is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by FSI:

     (a) Representations and Warranties at Effective Time. Each of the representations and warranties of First Financial contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though the representations and warranties had been made or given at and as of the Effective Time.

     (b) Covenants. Each of the covenants and agreements of First Financial shall have been fulfilled or complied with in all material respects from the date of this Agreement through and as of the Effective Time.

     (c) Deliveries at Closing. FSI shall have received from First Financial at the Closing the items and documents, in form and content reasonably satisfactory to FSI, set forth below and/or listed in Section 10.02(a) hereof.

     (d) Shareholder Approval. FSI shall have received the approval of its shareholders of the Merger.

     (e) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the board of directors of FSI reasonably determines in good faith would (i) following the Effective Time, have a material adverse effect on the financial position, results of operations, prospects or business of FSI or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that FSI would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

     (f) Officers' Certificate. First Financial shall have delivered to FSI a certificate signed by its Chairman or President and its Cashier, dated as of the Effective Time, certifying that: (i) to the effect set out in Section 7.02(a);
(ii) that all the covenants of First Financial have been complied with from the date of this Agreement through and as of the Effective Time; and (iii) First Financial has satisfied and fully complied with all conditions necessary to make this Agreement effective as to it.

     (g) Tax Opinion. FSI shall have received a written opinion of the law firm of Krieg DeVault Alexander & Capehart, LLP dated as of the Effective Time, in form and content reasonably satisfactory to FSI, to the effect that the Merger to be effected pursuant to this Agreement will constitute a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code with respect to the shares of FFC common stock received by the shareholders of FSI. In rendering such opinion, counsel may require and rely upon customary representation letters of First Financial and FSI and rely upon customary assumptions.

     (h) Fairness Opinion. A written fairness opinion to the Special Trustee of the FSI ESOP shall have been issued stating that the terms and conditions of the Merger transaction as they apply to the FSI ESOP are fair to the FSI ESOP and its participants from a financial point of view and stating substantially the opinion described in Section 5.16(b)(iii) hereof. Such written fairness opinion shall (i) be in form and substance reasonably satisfactory to FSI and the FSI ESOP, (ii) be dated as of a date not later than the mailing date of the proxy statement-prospectus relating to the Merger to be mailed to FSI's shareholders, and (iii) confirmed as of the Effective Time.

                                    SECTION 8

                            TERMINATION OF THE MERGER
                            -------------------------

     8.01. Manner of Termination. This Agreement and the Merger may be terminated at any time prior to the Effective Time by written notice delivered by First Financial to FSI, or by FSI to First Financial as follows:

     (a)   By the written consent of all parties hereto.

     (b)   By First Financial, if:

           (i) at any time prior to the Closing there has been a material breach on the part of FSI in any representation or warranty of FSI contained in this Agreement or any schedule or exhibit hereto, or if there has been a failure on the part of FSI to comply with or perform its agreements, covenants or obligations hereunder in any material respect and such misrepresentation, noncompliance or nonperformance shall not have been cured or eliminated by FSI within 15 days from receipt of written notice to FSI from First Financial of such breach, misrepresentation or failure; or

           (ii) there has been a material adverse change in the business, assets, capitalization, financial condition, or results of operations of FSI as of the Closing as compared to that in existence as of the date of this Agreement; or

           (iii) it shall reasonably determine that the Merger contemplated by this Agreement has become impracticable by reason of commencement or threat of any claim, litigation or proceeding against First Financial, FSI, or any director or officer of any of such entities relating to this Agreement or the Merger.

     (c)   By FSI, if:

           (i) at any time prior to the Closing there has been a material breach on the part of First Financial in any representation or warranty of First Financial contained in the Agreement or any schedule or exhibit hereto, or if there has been a failure on the part of First Financial to comply with or perform its agreements, covenants or obligations hereunder in any material respect and such misrepresentation, noncompliance or nonperformance shall not have been cured or eliminated by First Financial within 15 days from receipt of written notice to First Financial from FSI of such breach, misrepresentation or failure; or

           (ii) there has been a material adverse change in the business, assets, capitalization, financial condition or results of operation of First Financial as of the Closing as compared to that in existence as of the date of this Agreement; or

           (iii) it shall reasonably determine that the Merger contemplated by this Agreement has become impracticable by reason of commencement or threat of any claim, litigation or proceeding against First Financial, FSI, or any director or officer of any of such entities relating to this Agreement or the Merger.

     8.02. Effect of Termination. Upon termination by written notice, this Agreement shall be of no further force or effect, and there shall be no further obligations or restrictions on future activities on the part of First Financial and FSI and their respective directors, officers, employees, agents and shareholders, except as provided in compliance with: (i) the confidentiality provisions of this Agreement set forth in Section 5.11 hereof and the Confidentiality Agreement by and between First Financial and FSI; and (ii) the payment of expenses set forth in Section 11.10 hereof; provided, however, that termination will not in any way release a breaching party from liability for any breach of this Agreement giving rise to such termination.


                                    SECTION 9

                          EFFECTIVE TIME OF THE MERGER
                          ----------------------------

     Unless otherwise mutually agreed to by the parties hereto, the effective time (the "Effective Time") shall occur at 5:00 p.m. Indianapolis time on the day of Closing.


                                   SECTION 10

                                     CLOSING
                                     -------

     10.01. Closing Date and Place. Unless otherwise mutually agreed by the parties hereto, the closing of the Merger ("Closing") shall take place at the law offices of Krieg DeVault Alexander & Capehart, LLP, One Indiana Square, Suite 2800, Indianapolis, Indiana 46204 on the second business day following (i) the fulfillment of all conditions precedent to the Merger set forth in Section 7 of this Agreement and (ii) the expiration of all waiting periods in connection with the regulatory applications filed for the approval of the Merger.

     10.02. Deliveries. (a) At the Closing, First Financial shall deliver to FSI the following:

            (i) the officers' certificate contemplated by Section 7.02(f) hereof;

            (ii) copies of all approvals by government regulatory agencies necessary to consummate the Merger;

            (iii) copies of the resolutions of the Board of Directors of First Financial and Merger Corp. certified by their respective secretaries, relative to the approval of this Agreement and the Merger;

            (iv) an opinion of counsel dated as of the Closing and substantially in the form of Exhibit D attached hereto;

            (v)    the Tax Opinion;

            (vi) such other documents as FSI or its legal counsel may reasonably request; and

            (vii) stock certificates representing the shares of First Financial common stock issued in the Merger and any required cash.

     (b)    At the Closing, FSI shall deliver to First Financial the following:

            (i)    Articles of Merger;

            (ii) the officers' certificate contemplated by Section 7.01(f) hereof;

            (iii) copies of the resolutions adopted by the Board of Directors and Shareholders of FSI certified by the Secretary of FSI, relative to the approval of this Agreement and the Merger and the Amendment and Restatement of the Articles of Incorporation;

            (iv) such confirmations of FSI shareholders who receive First Financial common stock in the Merger as required by First Financial to perfect exemptions from the registration requirements of the federal and applicable state securities laws;

            (v) certificates representing 100% of the issued and outstanding shares of common stock of FSI;

            (vi)   copies of executed employment contracts required by
                   Section 5.04 hereof;

            (vii) an opinion of counsel dated as of the Closing and substantially in the form set forth in Exhibit E hereto;

            (viii) the Fairness Opinions required by Sections 7.01(k) and
                   7.02(h) hereof; and

            (ix) such other documents as First Financial or its legal counsel may reasonably request.

                                   SECTION 11

                                  MISCELLANEOUS
                                  -------------

     11.01. Effective Agreement. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring any rights on any other persons.

     11.02. Waiver; Amendment. (a) The parties hereto may by an instrument in writing: (i) extend the time for the performance of or otherwise amend any of the covenants, conditions or agreements of the other parties under this Agreement, except that the consideration to be received by FSI shall not be decreased by such an amendment following the adoption and approval of the Merger and this Agreement by FSI; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant hereto or thereto; (iii) waive the performance by the other party of any of the covenants or agreements to be performed by it or them under this Agreement; or (iv) waive the satisfaction or fulfillment of any condition, the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to consummate the Merger. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder.

     (b) This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto.

     11.03. Survival of Representations, Warranties and Covenants. (a) The representations and warranties of FSI set forth in this Agreement and in the schedules hereto shall terminate as of the Effective Time and shall be of no further force and effect.

     (b) The representations and warranties of First Financial set forth in this Agreement shall terminate as of the Effective Time and shall be of no further force and effect.

     11.04. Notices. All notices, requests and other communications hereunder shall be in writing (which shall include telecopier communication) and shall be deemed to have been duly given if delivered by hand and receipted for, sent by certified United States Mail, return receipt requested, first class postage pre-paid, delivered by overnight express receipted delivery service or telecopied if confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by certified United States Mail, return receipt requested, with first class postage pre-paid as follows:

     If to First Financial or
     Merger Corp.:                      with a copy to (which shall not
                                        constitute notice):

     First Financial Corporation        Krieg DeVault Alexander & Capehart, LLP
     c/o Norman L. Lowery               One Indiana Square, Suite 2800
     One First Financial Plaza          Indianapolis, Indiana 46204-2017
     Terre Haute, Indiana 47808-0540    ATTN:  Karol K. Sparks, Esq.


     If to FSI:                         with a copy to (which shall not
                                        constitute notice):

     Forrest Sherer, Inc.               Jeffrey M. Stautz, Esq.
     24 North 6th  Street               Baker & Daniels
     Terre Haute, Indiana 47807         300 N. Meridian, Suite 2700
     ATTN:  John W. Dinkel              Indianapolis, IN 46204-1782


or such substituted address or person as any of them have given to the other in writing. All such notices, requests or other communications shall be effective:
(a) if delivered by hand, when delivered; (b) if mailed in the manner provided herein, five (5) business days after deposit with the United States Postal Service; (c) if delivered by overnight express delivery service, on the next business day after deposit with such service; and (d) if by telecopier, on the next business day if also confirmed by mail in the manner provided herein.

     11.05. Headings. The headings in this Agreement have been inserted solely for ease of reference and should not be considered in the interpretation or construction of this Agreement.

     11.06. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

     11.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

     11.08. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law.

     11.09. Entire Agreement. This Agreement supersedes, terminates and renders of no further force or effect all other prior or contemporaneous understandings, commitments, representations, negotiations or agreements, whether oral or written, among the parties hereto relating to the Merger or matters contemplated herein and constitutes the entire agreement between the parties hereto, except for the Confidentiality Agreement, which shall continue in full force and effect following the date hereof. The parties hereto agree that each party and its counsel reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

     11.10. Expenses. First Financial shall pay its expenses incidental to the Merger contemplated hereby. FSI shall pay its expenses incidental to the Merger contemplated hereby.

     11.11. Certain References. Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. Except expressly stated otherwise, all references in this Agreement to periods of days shall be construed to refer to calendar days.

     IN WITNESS WHEREOF, First Financial, FSI and Merger Corp. have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed, attested in counterparts and delivered by their duly authorized officers.



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